UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2015
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7108 North Fresno Street, Suite 380
Fresno, CA    93720
(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On September 30, 2015, pursuant to Section 5(b) of the 8% Senior Secured Convertible Debentures (the "Debentures") and Section 3(b) of the accompanying Common Stock Purchase Warrants (the "Warrants") issued by S&W Seed Company (the "Registrant") on December 31, 2014, the conversion price of the Debentures and the exercise price of the Warrants has been reset to $4.63. The original conversion and exercise price was $5.00, subject to this adjustment if, on September 30, 2015 (the "Adjustment Date"), the conversion price and exercise price then in effect exceeded the greater of (i) the arithmetic average of the 10 lowest volume weighted average prices of the Registrant's common stock during the 20 consecutive trading days ending on the trading day that is immediately prior to the Adjustment Date and (ii) $4.15 (the "Adjusted Price"). In such event, the conversion and exercise price is to be reset to the Adjusted Price.

The outstanding principal amount of Debentures has been reduced from the original amount of $27,000,000 on December 31, 2014 to $18,798,030 as of October 1, 2015, after giving effect to the October 1, 2015 monthly redemption payment. The total number of outstanding Warrants subject to the reset described above is 2,699,999 Warrants.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: October 1, 2015

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